Exhibit 99.3

Consolidated Financial Statements and

Independent Auditors’ Report

AppRiver, LLC and Subsidiaries

(a Wholly-Owned Subsidiary of AppRiver Holdings, LLC)

As of October 4, 2017 and for the

Period from January 1, 2017 to October 4, 2017

AppRiver, LLC and Subsidiaries

1

INDEPENDENT AUDITORS’ REPORT

Members and Board of Directors

AppRiver, LLC and Subsidiaries (a Wholly-Owned

Subsidiary of AppRiver Holdings, LLC)

Gulf Breeze, Florida

We have audited the accompanying consolidated financial statements of AppRiver, LLC and Subsidiaries (a wholly-owned subsidiary of AppRiver Holdings, LLC), which comprise the consolidated balance sheet as of October 4, 2017, and the related consolidated statements of comprehensive income, changes in member’s deficit and cash flows for the period from January 1, 2017 to October 4, 2017, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AppRiver, LLC and Subsidiaries as of October 4, 2017 and the results of their operations and their cash flows for the period from January 1, 2017 to October 4, 2017 in accordance with accounting principles generally accepted in the United States of America.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

May 8, 2019

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Consolidated Balance Sheet

As of October 4, 2017

(in thousands)

ASSETS
Current Assets
Cash and cash equivalents	$9,380
Accounts receivable, net	7,792
Prepaid expenses and other current assets	562

Total current assets	17,734

Non-current Assets
Property and equipment, net	2,604
Other assets	269

Total non-current assets	2,873

Total Assets	$20,607

LIABILITIES AND MEMBER’S DEFICIT
Current Liabilities
Accounts payable	$2,796
Accrued expenses	9,567
Deferred revenue	11,751
Current portion of long-term debt	545

Total current liabilities	24,659

Non-current Liabilities
Long-term debt, net of current portion	2,922

Total non-current liabilities	2,922

Member’s Deficit
Member’s capital	988
Member’s receivable	(4,600)
Accumulated deficit	(3,360)
Accumulated other comprehensive loss	(2)

Total member’s deficit	(6,974)

Total Liabilities and Member’s Deficit	$20,607

The accompanying notes are an integral part of these consolidated financial statements.

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Consolidated Statement of Comprehensive Income

For the Period from January 1, 2017 to October 4, 2017

(in thousands)

Net Revenues	$58,117
Cost of Revenues	30,695

Gross Profit	27,422
Operating Expenses
Research and development	5,446
Selling, general and administrative	21,387

Total operating expenses	26,833

Operating Income	589

Other Expense
Interest expense	(160)
Other income/(expense)	(174)

Total other expense	(334)

Income tax expense	(9)

Net Income	$246

Other comprehensive income, net of tax
Foreign currency translation adjustment	$32

Other comprehensive income	32

Comprehensive Income	$278

The accompanying notes are an integral part of these consolidated financial statements.

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Consolidated Statements of Changes in Member’s Deficit

For the Period from January 1, 2017 to October 4, 2017

(in thousands)

	Member’s Capital	Member’s Receivable	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Member’s Deficit
Balance, December 31, 2016	$388	$—	$(2,176)	$(34)	$(1,822)
Net income	—	—	246	—	246
Distributions	—	—	(1,430)	—	(1,430)
Options exercised at $6 per unit	600	(600)	—	—	—
Member’s receivable	—	(4,000)	—	—	(4,000)
Other comprehensive income	—	—	—	32	32

Balance, October 4, 2017	$988	$(4,600)	$(3,360)	$(2)	$(6,974)

The accompanying notes are an integral part of these consolidated financial statements.

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Consolidated Statement of Cash Flows

For the Period from January 1, 2017 to October 4, 2017

(in thousands)

Operating Activities
Net income	$246
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	606
Change in allowance for doubtful accounts	(536)
Changes in operating assets and liabilities:
Accounts receivable	(1,892)
Prepaid expenses and other current assets	41
Other assets	(131)
Accounts payable	2,012
Accrued expenses	3,944
Deferred revenue	2,526

Net Cash Provided By Operating Activities	6,816

Investing Activities
Purchases of property and equipment	(738)
Advances to member	(4,000)

Net Cash Used For Investing Activities	(4,738)

Financing Activities
Proceeds from long-term debt	3,500
Repayments of long-term debt	(414)
Distributions	(1,430)

Net Cash Provided By Financing Activities	1,656

Effect of Exchange Rate Changes on Cash	32
Net Increase in Cash and Cash Equivalents	3,734
Cash and Cash Equivalents - Beginning of the Period	5,614

Cash and Cash Equivalents - End of the Period	$9,380

Supplemental Cash Flow Disclosures:
Cash paid for interest	$160
Non-Cash Investing and Financing Activities:
Advances to member for options exercised (Note 8)	$600

The accompanying notes are an integral part of these consolidated financial statements.

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Notes to Consolidated Financial Statements

As of October 4, 2017 and for the Period from January 1, 2017 to October 4, 2017

(in thousands)

1	Description of Business and Summary of Significant Accounting Policies

Nature of Business

The consolidated financial statements include the accounts of AppRiver, LLC (AppRiver), AppRiver AG (AG) and AppRiver AG Spain, SL (SLU), collectively referred to as the Company. AppRiver, LLC is the wholly-owned subsidiary of AppRiver Holdings, LLC.

AppRiver is based in Gulf Breeze, Florida and provides email security solutions to businesses, including protection from spam, viruses, and internet malware. In order to provide these services, the Company maintains a significant vendor relationship. The Company expects to maintain this relationship. In January 2012, the Company’s member agreed to expand operations into Switzerland by forming AG, a wholly-owned subsidiary of the Company. In April 2014, the Company expanded operations into Spain by forming SLU.

Principles of Consolidation

The consolidated financial statements include the accounts of AppRiver, AG and SLU (collectively, the Company) and are prepared in conformity with generally accepted accounting principles of the United States of America (US GAAP). All significant inter-company balances and transactions have been eliminated in consolidation.

Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

The Company’s cash balances held at financial institutions are insured by the Federal Deposit Insurance Corporation (FDIC) up to certain limits. From time to time the Company has amounts that exceed the FDIC limit. The amount of credit card receivables included in cash was $572 as of October 4, 2017. All Credit and Debit card transactions that settle in less than seven days are also classified as cash and cash equivalents.

Accounts Receivable

Accounts receivable are due from customers for services provided and are presented at face value, net of an allowance for doubtful accounts and are unsecured. Management analyzes historical bad debts, current economic trends, and changes in the customer’s payment tendencies when evaluating the allowance for doubtful accounts. The allowance as of October 4, 2017 was $56. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer. The Company does not charge interest on past due receivables.

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Property and Equipment

Property and equipment are recorded at cost and depreciated by the straight-line method over the estimated useful lives of the individual assets. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income or expense for the period. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized. Estimated useful lives are generally as follows:

Estimated Life
Leasehold improvements	Shorter of estimated useful life or lease term
Computer and office equipment	4 years
Furniture and fixtures	10 years
Purchased software for internal use	3 years
Data center construction-in-progress	N/A
Buildings	30 years

Revenue Recognition

The Company’s revenues are derived primarily from providing software services under subscription agreements. The revenue is recognized as it is earned according to the terms of the applicable service agreement, which is generally one month to 12-month terms. For subscriptions extending past the fiscal year, revenues are deferred until earned in the subsequent period.

The Company recognizes revenues on a net basis for amounts from a vendor who provides the services for one of their products.

Deferred Revenue

Deferred revenue primarily consists of billings or payments received in advance of revenue recognition from the subscription services described above and is recognized as the revenue recognition criteria are met.

Cost of Revenues

Cost of revenues includes hosting costs, licensing fees, salaries and benefits for support personnel, merchant fees and depreciation and amortization related to property and equipment delivery services.

Advertising Costs

Advertising costs are charged to operations when incurred. Advertising expense was $1,467 for the period from January 1, 2017 to October 4, 2017.

Income Taxes

AppRiver has elected to be treated as an S Corporation (i.e. a pass-through entity) for U.S. federal and state income tax purposes. All income or losses of the Company pass directly to the individual member. Consequently, taxes based on income or loss of the U.S. S Corporation are primarily the responsibility of the individual member.

The Company also operates subsidiaries in Switzerland and Spain, which are subject to tax in their respective countries. For U.S. tax purposes, both entities are treated as controlled foreign corporations and their taxable income or loss does not pass through to the Company. The Company recorded $9 of current tax expense with respect to the foreign subsidiaries. There are no deferred tax assets or liabilities as of October 4, 2017.

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The Company currently believes that no reserve is necessary for uncertain tax positions. However, no assurance can be given that the final tax outcome of these matters will not be different. To the extent that the final tax outcome is different than the amounts recorded, such differences will impact the provision for income taxes in the period in which such determination is made.

The Company is not currently under examination by any taxing jurisdiction. In the event of any future tax assessments, the Company has elected to record the income taxes and any related interest and penalties as income tax expense on the Company’s consolidated statement of comprehensive income.

Research and Development

Research and development costs are expensed as incurred.

Stock-based Compensation

The Company records stock-based compensation at fair value and expenses the fair value of member share options granted. The Company recognizes the effects of share-based compensation in salaries in the accompanying consolidated statement of comprehensive income on a straight-line basis over the vesting period. The fair value of member share options is estimated using the Black-Scholes option pricing model.

Foreign Currency Translation

For AG, whose functional currency is the local foreign currency (CHF), and for SLU, whose functional currency is the local currency (Euro), balance sheet accounts are translated at exchange rates in effect at the end of the year and income statement accounts are translated at average exchange rates for the year. Translation gains and losses are included as a separate component of member’s deficit. Foreign currency translation resulted in an aggregate exchange gain of approximately $32 for the period from January 1, 2017 to October 4, 2017.

Recent Accounting Pronouncements

During May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, “Revenue from Contracts with Customers (Topic 606).” ASU No. 2014-09 establishes principles for recognizing revenue upon the transfer of promised goods or services to customers, in an amount that reflects the expected consideration received in exchange for those goods or services. During 2015 and 2016, the FASB also issued ASU No. 2015-14, which defers the effective date of ASU No. 2014-09; ASU No. 2016-08, “Principal versus Agent Considerations (Reporting Revenue Gross versus Net)”, which clarifies the implementation guidance on principal versus agent considerations in Topic 606; ASU No. 2016-10, “Identifying Performance Obligations and Licensing”, which clarifies the identification of performance obligations and the licensing implementation guidance; ASU No. 2016-12, “Narrow-Scope Improvements and Practical Expedients” and ASU No. 2016-20, “Technical Corrections and Improvements to Topic 606”, which both affect narrow aspects of Topic 606. Topic 606 (as amended) is effective for fiscal years beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. The amendments may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of initial application. The Company is currently assessing the effect that Topic 606 (as amended) will have on its results of consolidated operations, financial position and cash flows.

During February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842).” ASU No. 2016-02 requires lessees to recognize the assets and liabilities that arise from leases on the balance sheet. A lessee should recognize in the statement of financial position a liability to make lease payments (the

AppRiver, LLC and Subsidiaries	9

lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. During 2018, the FASB also issued ASU No. 2018-01, “Land Easement Practical Expedient”, which permits an entity to elect an optional transition practical expedient to not evaluate land easements that existed or expired before the entity’s adoption of Topic 842 and that were not previously accounted for under ASC 840; ASU 2018-10, “Codification Improvements to Topic 842, Leases”, which addresses narrow aspects of the guidance originally issued in ASU No. 2016-02; ASU 2018-11, “Targeted Improvements”, which provides entities with an additional (and optional) transition method whereby an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption and also provides lessors with a practical expedient, by class of underlying asset, to not separate nonlease components from the associated lease component and, instead, to account for those components as a single component; and ASU No. 2018-20, “Narrow-Scope Improvements for Lessors”, which addresses sales and other similar taxes collected from lessees, certain lessor costs, and the recognition of variable payments for contracts with lease and nonlease components. Topic 842 (as amended) is effective for annual periods beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted. The Company is currently assessing the effect that Topic 842 (as amended) will have on its consolidated results of operations, financial position and cash flows.

2	Property and Equipment

Property and equipment consists of the following as of October 4, 2017:

Leasehold improvements	$622
Computer and office equipment	6,546
Furniture and fixtures	1,034
Purchased software for internal use	535
Data center construction-in-progress	10
Buildings	464

9,211
Less: Accumulated depreciation and amortization	(6,607)

Property and Equipment, Net	$2,604

Depreciation and amortization expense was $606 for the period from January 1, 2017 to October 4, 2017, of which $240 is included in cost of revenues.

3	Investment in ARM Research Labs, LLC

The Company holds a fifty percent interest in ARM Research Labs, Inc. (ARM). ARM is a privately funded research and development group created to develop solutions through advanced technologies. The investment in ARM is recorded using the equity method of accounting, which requires the Company to record its pro rata share of ARM’s profits and losses by adjusting the carrying value of its investment in ARM. The following information summarizes the balances and activity of ARM as of October 4, 2017 and for the period from January 1, 2017 to October 4, 2017:

Total assets	$117
Total liabilities	—

Total equity	$117

Revenues	$241
Expenses	(175)

Net income	$66

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The following summarizes the Company’s investment in ARM as of October 4, 2017:

Company’s interest:
50% interest in retained earnings	$332
Less: Cumulative distributions taken	(273)

Investment in ARM	$59

Equity in earnings of ARM:
50% share of net income	$33

The Company’s investment in ARM is included in other assets on the consolidated balance sheet. The Company’s share of net income is included in other (income)/expense on the consolidated statement of comprehensive income.

4	Accrued Expenses

Accrued expenses consist of the following as of October 4, 2017:

Payroll and benefits	$3,383
Accrued purchases	3,029
Paid time off	679
Sales tax payable (Note 11)	1,825
Other	651

Accrued Expenses	$9,567

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5	Long-term debt

Long-term debt consist of the following as of October 4, 2017:

Note payable to bank, monthly payments of principal and interest of $3, interest at 3.375%, secured by building, maturing in July 2027	$230
Note payable to bank, quarterly payments of $131 plus interest, interest at 5.250%, secured by all assets of the Company, maturing in April 2022	3,237

Total notes payable	3,467
Less current portion	(545)

Long-term debt	$2,922

The credit agreements contain various provisions, including compliance with certain financial covenants.

In connection with the sale of the Company (Note 12), the outstanding balances of the long-term debt were paid in full on October 5, 2017.

6	Line of Credit

The Company has a revolving line of credit in the amount of $1,000 with a financial institution. The line bears interest at the Wall Street Journal Prime Rate plus 1.00% (4.25% as of October 4, 2017), is secured by security interest in all assets of the Company, and was scheduled to mature December 29, 2018. The line of credit had $0 balance as of October 4, 2017 and as of October 5, 2017 the agreement with the financial institution was terminated in connection with the sale of the Company (Note 12).

7	Equity

The Company has authorized, issued and has outstanding 100 Class A Units and 9,900,000 Class B Units as of October 4, 2017. All Class A Units have voting rights and each unit is entitled to one vote. Class B Units have no voting rights.

8	Options

In September 2011, the Company adopted the AppRiver, LLC 2011 Option Plan (the Plan). In accordance with the terms of the Plan, selected persons may be granted options to purchase up to 2,000,000 units of the AppRiver Holdings, LLC’s non-voting member units at $6.00 per share.

The Company accounts for stock-based compensation according to the provisions of ASC 718 which establishes the provision for accounting for stock-based awards exchanged for employee services. Accordingly, stock-based compensation cost is measured at the grant date on the fair market value of the award and is recognized as expense on a straight-line basis over the employee’s requisite service period.

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A summary of the status of the Company’s outstanding options as of October 4, 2017 and for the period from January 1, 2017 to October 4, 2017 is presented below:

	Number	Weighted Average Exercise Price
Outstanding as of December 31, 2016	$100,000	$6.00
Granted	—	—
Exercised	(100,000)	$6.00

Outstanding as of October 4, 2017	$—	$—

During the period from January 1, 2017 to October 4, 2017, 100,000 shares were exercised at an exercise price of $6.00 per share under the Plan. As of October 4, 2017, the Company had an unsecured receivable of $600 for amounts to be received from the option holder relating to this exercise, which is included in member’s receivable on the consolidated balance sheet. The $600 receivable was paid with proceeds from the sale of the Company (Note 12).

9	Employee Benefit Plan

AppRiver sponsors a 401(k) retirement plan (the Plan) covering substantially all employees working more than thirty hours per week who have completed six months of service, at January 1 or July 1 semi-annual entry dates, with AppRiver. Participants may contribute any portion of their annual compensation up to the maximum amount established by the Internal Revenue Service for each calendar year. The terms of the Plan provide that AppRiver matches 100% of the first 3% of participants’ contributions and 50% of the next 2% of participants’ contributions. AppRiver’s matching contributions to the Plan amounted to $512 for the period from January 1, 2017 to October 4, 2017. AppRiver may also make discretionary profit sharing contributions. As of October 4, 2017, the Company accrued approximately $114 in discretionary profit sharing contributions, which were contributed to the plan in 2018.

10	Related-party Transactions

Related Party Lease

The Company has entered into a long-term lease for office space from a management company that is partially owned by two of the members of AppRiver Holdings, LLC. Each of the two members owns approximately 40% of the management company as of October 4, 2017. For the period from January 1, 2017 to October 4, 2017, the Company’s rent expense for the office space was $662.

Member’s Receivable

In April 2017, the Company advanced $3,500 to a member of the Company, which is included in member’s receivable in the accompanying consolidated balance sheet. Under the loan agreement, interest accrued at 2% per annum and the total principal and interest balance was due five years from the date of the agreement. Subsequently, the Company advanced an additional $500 to the same member of the Company. All amounts advanced are unsecured and any interest income is immaterial. As of October 4, 2017, the total balance of outstanding member receivables was $4,000. In connection with the sale of the Company (Note 12), the outstanding receivable was paid in full on October 5, 2017.

The Company also had a $600 receivable from another member of the Company relating to the exercise of options (Note 8).

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11	Commitments and Contingencies

Operating Leases

The Company leases equipment and office space under several lease agreements. The future minimum rental payments, which includes related party leases (see Note 10), are as follows:

October 5 to December 31, 2017	$208
2018	899
2019	909
2020	854
2021	760
2022	783
Thereafter	1,218

$5,631

Rent expense totaled $805 for the period from January 1, 2017 to October 4, 2017.

The calculation of straight-line rent expense is based on the same lease term with consideration for step rent provisions, escalation clauses, rent holidays and other lease concessions. The Company begins rent upon completion of the Company’s due diligence or when the Company has the right to use the property, whichever comes earlier.

Sales Tax Payable/Receivable

The Company has determined that a sales tax nexus exists in multiple states. The Company entered into Voluntary Disclosure agreements with those states and recorded a liability for estimated sales taxes. The Company has also recorded a receivable for the amounts due from its customers to whom it concluded sales without withholding any required sales tax and believes it is probable the receivable amount will be collected. The liability of $1,825 for estimated sales taxes due as of October 4, 2017 is included in accrued expenses in the consolidated balance sheet. Receivables deemed collectible from customers of $890 are included in accounts receivable, net in the consolidated balance sheet as of October 4, 2017.

12	Subsequent Events

On October 5, 2017, AppRiver Holdings, LLC sold its membership interests which included AppRiver, LLC for $130,000, subject to a working capital adjustment and less the costs of the transaction. The Company incurred $4,613 in transaction expenses, which are included in selling, general and administrative expenses in the consolidated statement of comprehensive income. The purchase price was subject to a closing adjustment to account for working capital related to this transaction. The purchase price resulted in assets being fully recognized. A working capital adjustment escrow in the amount of $100 was established to account for the aforementioned closing adjustments. A general escrow in the amount of $650 was established to cover any liabilities of AppRiver, LLC prior to October 5, 2017. This additional escrow amount is to be distributed, net of any claims, 12 months from the closing date. In addition, a sales tax escrow was established in the amount of $1,500 to cover amounts due resulting from the open sales tax voluntary disclosure agreements (Note 11) to be released upon resolution of the voluntary disclosure agreement process, but no later than 18 months after the date of closing. The proceeds from the sale were allocated among the members of AppRiver Holdings, LLC in proportion to their outstanding units.

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A portion of the transaction was funded by the Company through the rollover of $13,000 of existing equity from the AppRiver Holdings, LLC members.

The Company discloses material events that occur after the balance sheet date but before consolidated financial statements are issued. In general, these events are recognized if the condition existed at the date of the consolidated balance sheet, but not recognized if the condition did not exist at the balance sheet date. Management has evaluated events occurring subsequent to October 4, 2017 through REPORT DATE, the date the consolidated financial statements were available to be issued.